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                                   EXHIBIT 11

                        EARNINGS PER SHARE COMPUTATIONS


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                                                                  THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                      SEPTEMBER 30                    SEPTEMBER 30
                                                                  1996           1995             1996             1995
                                                             ---------------------------------------------------------------
1.   CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

 1.0(a)  BASIC EARNINGS PER SHARE

         Net earnings (loss)                                  (3,585,000)      4,233,000         (8,482,000)       5,444,000

         Weighted average shares outstanding                  54,932,568      45,963,310         49,096,135       40,739,989
                                                             ---------------------------------------------------------------
         Basic Earnings Per Share                                  (0.07)           0.09              (0.17)            0.13
                                                             ===============================================================
 1.0(b)  FULLY DILUTED EARNINGS PER SHARE

         Net earnings (loss)                                  (3,585,000)      4,233,000         (8,482,000)       5,444,000

         Interest income from cash from stock options             17,468          15,916             52,403           31,831
                                                             ---------------------------------------------------------------
         Adjusted net earnings (loss)                         (3,567,532)      4,248,916         (8,429,597)       5,475,831
                                                             ---------------------------------------------------------------
         Weighted average shares outstanding                  54,932,568      45,963,310         49,096,135       40,739,989

         Stock options deemed exercised                           30,000         551,250             30,000          551,250
                                                             ---------------------------------------------------------------
         Adjusted weighted average shares outstanding         54,962,568      46,514,560         49,126,135       41,291,239
                                                             ---------------------------------------------------------------
         Fully diluted earnings per share                          (0.07)           0.09              (0.17)            0.13
                                                             ===============================================================
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